Exhibit 99.1
June 2007

This presentation contains forward-looking statements, including statements regarding future results. These statements are subject to certain risks and uncertainties, including but not limited to Aimco's ability to maintain occupancy, maintain and increase rental rates, lease-up redevelopment and acquisition properties and generate fee income as projected. Actual results may differ materially from projections and could be affected by a variety of factors, including factors beyond Aimco's control. These factors are described in Aimco's filings with the Securities and Exchange Commission, including Aimco's Annual Report on Form 10-K . This presentation and these forward-looking statements include Aimco's analysis and conclusions based in part on third party data (including information on cap rates and market growth rates) and reflect management's judgment as of the date of these materials, which are subject to change based on macro-economic factors beyond Aimco's control. Aimco assumes no obligation to revise or update to reflect future events or circumstances. A change in cap rates, market growth rates or other such items could affect the analysis and conclusions reached herein. In addition, this presentation includes certain non-GAAP measures, which Aimco defines and reconciles to GAAP in its supplemental schedules to its quarterly earnings releases - see in particular the Glossary, Supplemental Schedule 2 and Supplemental Schedule 3. The information contained herein does not constitute an offer or the solicitation of an offer for the purchase or sale of any securities. The NAV per share information is not intended to represent the present or expected future value of Aimco's common stock. Forward-looking Statements and Other Information

History of Aimco Initial Public Offering in 1994 with $315M GAV, generating 17% TSR through 1Q 2007 Rapid growth followed by integration period Doubled in size every 18 months from 1994-2002 through several large portfolio acquisitions Rationalized portfolio and operations, selling 356 properties worth over $4.5 billion from 2001 - 2006 and reducing the 3rd party property management business Built operating infrastructure to take advantage of scale and support growth Operating platform stabilized by 2006, positioning Aimco for growth * Book value of real estate before depreciation as reported in Aimco's Form 10-K filings with the SEC, 1994-2006

Aimco Capital Redevelopment Property Operations We Are Organized for Growth Our primary focus is to increase the Net Asset Value ("NAV") of the company through superior operations, redevelopment and value added transactions and our business is organized around these three core activities Property Operations Redevelopment Aimco Capital

How We Create Value Aimco Value Drivers Property Operations Redevelopment Entitlement Tax Credit Transactions Finance Strategy Joint Ventures Joint Ventures Joint Ventures Joint Ventures Joint Ventures Joint Ventures Joint Ventures Joint Ventures

Aimco Portfolio We own a well diversified asset base Portfolio is of high quality, supporting strong NOI growth, redevelopment and tax credit activities Conventional portfolio: 467 communities with 134,490 units Affordable portfolio: 329 communities with 38,087 units Property and asset managed: 441 communities with 41,104 units Portfolio is diversified by price points and geography Balanced geographically, providing for improved risk adjusted returns Royal Crest Estates - Warwick Warwick, Rhode Island Flamingo South Beach Miami, Florida Calhoun Beach Club Minneapolis, Minnesota

Geographic Diversification More than 76% of estimated GAV is in 15 markets, none greater than 12.5%

Investment Philosophy We target at least mid-teen levered IRRs for our acquisitions. Achieving this IRR target in a competitive investment environment requires: A value add component such as redevelopment A strategy to take advantage of below market rents due to governmental regulation, such as Manhattan rent stabilization Financial structuring We target 7.5% - 8.5% unlevered returns on our redevelopment investments Other activities that support our investment philosophy include: Joint ventures Entitlement opportunities

Property Operations

Track Record of NOI Growth Outperformed peer average for previous eight quarters 1Q 2007 NOI growth of 6.0% compared to peer average of 6.1% 2Q 2007 guidance unchanged based on quarter-to-date leasing activity and NOI

Aimco Conventional Strategy Roadmap Revenue 2004/5 Resident Quality Marketing & Media Customer Response (phone & email) Sales (New & Renewal) Revenue Management Expense, Capital & Service Mgt 2006/7 Turn Production Vendor Management Customer Service Measurement Product Lines (student) Customer Experience 2007/8 Revenue growth through customer experience, style and product differentiation Increasing emphasis on Team-member processes and systems Web Enablement Ramp up of Redevelopment & Capital Programs Customer Information as Competitive Advantage 2008/9

Operational Excellence Continuing to Build the Platform Process and Standards Data-driven people and culture, with the tools to match Management of turn cycle times - each day is worth an estimated $1 million per year Newly established Operating Standards (developed in 2006) Process first, then automation Automate the Routine, Humanize the Exception Improving Productivity, the hiring profile, and the Customer Experience

Customer Experience Measurement Touch Points Measured Site Visits Move Ins Maintenance Requests Relationship Checkpoints An email based survey system, (55% of customers have email)

Redevelopment

Driving Value Creation from Owned Assets Conventional Redevelopment Aimco portfolio has job and population growth far exceeding US average Housing values near Aimco properties are nearly 1.5 times the national average1 Well located properties with average rent levels in growth markets provide opportunities to increase rents and NAV through redevelopment 1 Housing values near Aimco properties represent value of the 2,500 households nearest to Aimco properties, on average a 0.7 mile radius from property

A Growing Redevelopment Program Strong Redevelopment Management team positions Aimco for growth Deep pipeline of lower price point properties with high land values support redevelopment activities 45 Conventional redevelopment projects underway at 1Q 2007 with budgets totaling $520 million

7.5-8.5% expected yield with significantly lower risk than ground- up development Spending that provides an 8% return on investment, in a market where properties are valued at 5.5% cap rates creates $45M of NAV for each $100M of redevelopment spending Financed 90% or more with non-recourse property debt, secured by the value created, producing attractive returns on equity 2007 Redevelopment

Aimco Capital

Aimco Capital Focused on generating NAV through asset management and transactions including: Capital allocation Tax credit transactions Partnership transactions Generates fees for managing investment capital for limited partnerships and joint ventures Third-party asset management Entitlements Joint ventures

Asset Management and Transaction Income Activity fees and asset management revenues are generated by the financial management of partnerships and activities such as dispositions, refinancings and tax credit syndications

Tax Credit Redevelopment Increasing NAV and Providing a Stable Source of Fee Income Aimco's affordable property portfolio provides a captive pipeline of opportunities for raising tax credit equity Aimco Capital is awarded Federal tax credits that are transferred to investors at the present value of future tax benefits A syndication fee of 10-12% is earned upon completion of the tax credit syndication and the balance of the income from the sale is deferred Deferred income is recognized over 10-15 years as tax credits are delivered to the investor, providing a stable source of FFO Value of affordable asset is increased through redevelopment, funded in part by the proceeds from the sale of the tax credits Aimco's limited equity investment provides the opportunity for significant ROE Aimco continues to own and operate the underlying real estate and receive the benefits of future cash flow and residual value

Projected Tax Credit Income Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco's existing tax credit arrangements Deferred revenue reflects cash received but not yet recognized as revenue as well as cash expected to be received from investors in the future under conditional capital contribution commitments An effective tax rate of 39% is assumed * * See additional disclosures related to projected tax credit income in footnotes 2 and 3 on Supplemental Schedule 11 of Aimco's 1Q 2007 Earnings Release

Increasing Land Values Through Entitlements Aimco has many opportunities to increase the permitted density at our owned properties We have more than 30 entitlement projects currently in process Aimco has received approvals on nine projects for nearly 5,400 additional units since re-entitlement efforts began in 2005 Three entitlement properties were sold for $30M in excess of apartment value in 2006 On average, we expect to complete five to ten entitlement projects per year, creating a long term, recurring source of NAV growth The entitlement "sweet spot": Entitlement Opportunities

Capitalization Strategy

Financial Strategy Aimco's Financial Strategy Supports our Growth Non-Recourse Property Debt Allows Higher Leverage & Superior Risk-Adjusted IRR DSC & LTV tailored to the asset or pool Non-recourse is safer Laddered debt maturities and matched duration to our asset strategies Use of Floating Rate Debt Evidence supports lower long-term interest costs with floating rate debt Match-funds apartment leases Sized with consideration of acceptable FFO volatility Key Growth Activities are Substantially Self Funded / Financed Out Conventional Redevelopment is funded to 90 to 100% with non-recourse property borrowing secured by the value created in the redevelopment process Affordable Redevelopment spending is primarily funded by tax credit equity Entitlement requires little capital

Aimco’s Capitalization Structure
In the last year Aimco has improved the strength of our balance sheet by redeeming high-cost preferred equity and increasing our non-recourse property debt:

Redevelopment Funding Methodology We expect to fund the majority of our Redevelopment spending through Non-Recourse Property Debt: Re-leverage & recast the debt (recaptures prior amortization & increase in GAV) Construction financing "Top-Off" Loan upon stabilization Redevelopment cost is substantially financed out over time with the value created 0.0 50.0 100.0 150.0 200.0 250.0 300.0 Loan Restructure Construction Funding Stabilized Funding $126.6 $223.7 $255.5 Re-leverage/Recast Construction Funding Stabilized Funding 2007 Redevelopment Funding Schedule (in millions)

Net Asset Value

Aimco's Capitalization Structure (3) $0 $3,000 $6,000 $9,000 $12,000 $15,000 $5.2 Billion Property Debt $0.6 Billion Corporate Debt $1.1 Billion Preferred Equity $4.0 Billion Common Equity at $37.87 per Share $5.6 Billion Property Debt $0.5 Billion Corporate Debt $0.9 Billion Preferred Equity $6.2 Billion Common Equity at $57.69 per Share 63% 37% 53% 47% 12/31/2005 3/31/2007 In the last year Aimco has improved the strength of our balance sheet by redeeming high-cost preferred equity and increasing our non-recourse property debt: Coverage Ratios: Free Cash Flow (FCF) 1.43 1.63 Property Debt Service 1.46 1.67

NAV Contributions NAV per share for each contributor identified in the chart above is calculated by deducting allocated debt and preferred shares from GAV. The debt is allocated to each contributor based on the GAV percentage share of the line in relation to total GAV.

Summary of Aimco Growth Engines Aimco is Well Positioned for Growth

Appendix NAV Calculation Methodology

NAV Calculation Methodology: 12/31/2006 Footnotes on following page (in millions)

NAV Calculation Methodology (continued) Property NOI from Supplemental Schedule 2b (trailing 12 months), or $783.8M, less a management fee assumed to equal to $350 per unit (AIV effective units from Supplemental Schedule 11), or $47.1M. This result is divided by the weighted average property cap rate of 5.48% (5.33% for Conventional and 7.23% for Affordable), which for Conventional properties is based on third party data derived by market and for Affordable properties on the weighted average NOI cap rate for all Affordable properties sold over the prior 10 Quarters. Estimated book value of units out of service due to redevelopment is $135M ($107M Conventional Properties and $28M Affordable Properties). Estimated value of Land and Entitled Land is $420M: approximately $220M related to the book value of Lincoln Place and Treetops and $200M for Entitled Land Value. Entitled land value is management's estimate of the amount by which the land value of 17 entitlements received for increased density exceeds the value of the 17 properties as used currently. Cash plus restricted cash balances of $175.1M and $280.7M per Supplemental Schedule 3. Property management income used to estimate the value of property management is derived by using the property management revenue from Supplemental Schedule 2b less a property management expense of $350 per unit, which is management's estimate of market-based management fees (Partnership share of units from Supplemental Schedule 11). This property management NOI is valued at the corresponding property cap rates. Asset management and tax credit income, net of tax (estimated at an approximate 28% effective rate), is based on the actual 2006 NOI net of estimated taxes, valued at a seven times multiple, or approximately five times pre-tax NOI. Property and corporate debt plus preferred shares of $6,826M includes total property and corporate debt from Supplemental Schedule 3, and total preferred stock from Supplemental Schedule 4. Preferred stock excludes the Class W convertible preferred stock of $100M, whose conversion has been assumed in the diluted share count in calculating NAV. Other liabilities net of other assets is the sum of non-real estate and cash assets from Supplemental Schedule 3, excluding deferred financing costs, goodwill and management contracts netted against the sum of non-debt liabilities, plus Notes Receivable from Consolidated Partnerships (footnote [b] Supplemental Schedule 3). Other Liabilities exclude $69.6M related to deferred income from Tax Credit Syndications closed prior to the year end 2006. Refer also to footnotes at the bottom of Supplemental Schedule 3 for additional detail. Per share NAV is calculated using approximately 114M shares. This share count includes: 107M shares of Class A common stock and common operating partnership units and equivalents from Supplemental Schedule 4; 1.9M common shares equivalent related to the assumption of Class W preferred share conversion; and other equivalents related to restricted stock and options exercisable up to $69.50 per share. NAV and NAV per share for each line in the "NAV Splits" table is calculated by taking GAV identified in that line less property and corporate debt plus Preferred shares of $6,826 (see footnote 7). The debt is allocated to each line based on the GAV percentage share of the line in relation to total GAV. Please refer to Aimco's 4th quarter 2006 earnings release and supplemental schedules (available on Aimco's Website) for components of asset value calculations: